10f-3 Report

SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS HIGH YIELD BOND FUND

"March 1, 2004 through February 28, 2005"


	Trade 	Selling  		Trade  	% Received	% of
Issuer	 Date	 Dealer	Price	Amount	by Fund	Issue (1)
Chesapeake Energy	5/20/2004	Bear Stearns	"$98.269  $450,000 0.200%"
Community Health Sys.	12/9/2004	JP Morgan Chase	100	" 350,000  0.117% 2.333A"
Dresser Rand Group	10/14/2004	Morgan Stanley	100	" 150,000  0.036"	 1.693B
Hanover Compressor	5/25/2004	JP Morgan Chase	100	" 250,000 0.130"
"HCA Inc,"		11/15/2004	JP Morgan Chase	99.67	" 325,000 0.043"	 2.667C
Iasis Healthcare	6/10/2004	Bank of America	100	"600,000"	0.13
Tenneco			11/9/2004	Bank of America	100	" 675,000 0.135"	 3.011D



Represents purchases by all affiliated funds and discretionary accounts may not exceed 25% ofthe principal amount of the offering.

A Includes purchases by other affiliated mutual funds and discretionary
	"accounts in the amount of $6,650,000."
B Includes purchases by other affiliated mutual funds and discretionary
	"accounts in the amount of $6,960,000."
C Includes purchases by other affiliated mutual funds and discretionary
	"accounts in the amount of $19,675,000."
D Includes purchases by other affiliated mutual funds and discretionary
	"accounts in the amount of $14,380,000."